UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to § 240.14a-12

OPTIMUMBANK HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

April 30, 2013

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or Telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET:	VOTE BY TELEPHONE:

http://www.continentalstock.com	1-866-894-0537 via touchtone phone

24 hours a day / 7 days a week	toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.

Go to the following website:	Call 1-866-894-0537

http://www.continentalstock.com	Have your Proxy Card in hand and follow the instructions.

Have your Proxy Card in hand and follow the instructions.

April 5, 2013

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of OptimumBank Holdings, Inc., which will be held at the executive offices of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on Tuesday, April 30, 2013, at 10:00 a.m.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Also enclosed is a copy of our Annual Report on Form 10-K for 2012, which contains important information about our company.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you need directions to the annual meeting, please call our offices at (954) 776-2332, Ext.101.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for our company.

Sincerely,

Moishe Gubin
Chairman of the Board

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2013

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on April 30, 2013, at 10:00 a.m. for the following purposes:

1.  To elect four directors.

2.   To approve the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of an Amended and Restated Stock Purchase Agreement between the Company and Mr. Gubin.

3.   To approve the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting.

4.   To ratify the selection of Hacker, Johnson & Smith PA as the Company’s independent auditor for fiscal year 2013.

5.  To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 3, 2013, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin
Chairman of the Board

Fort Lauderdale, Florida

April 5, 2013

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2013. Our Proxy Statement and Form 10-K Annual Report for 2012 are available at http://www.optimumbank.com/stockholder-information/

OPTIMUMBANK HOLDINGS, INC.

2477 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

APRIL 30, 2013

This Proxy Statement will be first mailed to shareholders on or about April 9, 2013. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, April 30, 2013, at the executive offices of OptimumBank (the “Bank”), 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on April 3, 2013 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 31,511,201 shares of common stock outstanding, held of record by 872 shareholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on April 30, 2013 at 10:00 a.m. (Eastern Daylight Time), at the executive offices of the Bank, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on April 3, 2013 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on four items:

1.  The election of four Directors (see page 6);

2.  To approve the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of a Stock Purchase Agreement between the Company and Mr. Gubin (see page 10);

3.  To approve the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting (see page 14); and

4.  The ratification of the appointment of Hacker, Johnson & Smith, PA as the Company’s independent registered public accounting firm for the 2013 fiscal year (see page 21).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are four ways to vote:

• By toll free telephone at 1-866-894-0537.

• By internet at www.continentalstock.com

• If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

• By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, April 29, 2013 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.  FOR each of the persons nominated by the Board of Directors to serve as Directors;

2.  FOR the approval of the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of a Stock Purchase Agreement between the Company and Mr. Gubin.

3.  FOR the approval of the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the

Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting.

4.  FOR the ratification of the appointment of Hacker, Johnson & Smith, PA as independent registered public accounting firm for the 2013 fiscal year.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Sam Borek of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 31,511,201 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 15,755,601 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of a Stock Purchase Agreement between the Company and Mr. Gubin (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the Company’s common stock (Proposal No. 3), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be voted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.

For the ratification of the appointment of Hacker, Johnson & Smith, PA (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on April 3, 2013 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

• FOR each of the nominees for Director named in this proxy statement;

• FOR the approval of the issuance and sale of up to a total of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin under the terms of a Stock Purchase Agreement between the Company and Mr. Gubin.

• FOR the approval of the Reverse Stock Split pursuant to which every four (4) outstanding shares of the Company’s common stock would be combined into (1) outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting.

• FOR ratification of the appointment of Hacker, Johnson & Smith, PA as the independent registered public accounting firm for the Company for the 2013 fiscal year.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Lisa Seltzer, Corporate Secretary

(954) 776-2332

PROPOSAL NO. 1

ELECTION OF DIRECTORS

NOMINEES

Our Board of Directors currently consists of four members and four directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. All of the nominees are current directors. The Board of Directors has nominated all four of the current directors for election at the 2013 annual meeting, based on the recommendation of the Company’s independent directors.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 36, has served as Chairman of the Company since December 2011 and as a director of the Company and OptimumBank since March 2010. Since 2009, he has served as the chief executive officer of United Rx, LLC, a long term care pharmacy, and since November 2003, his primary occupation has been the ownership and financial management of skilled nursing facilities located in Indiana and Illinois. Since 2005, he has served as the chief financial officer and principal of New York Boys Management, LLC, located in South Bend, Indiana, which provides consulting services for multiple skilled nursing facilities. From November 2003 to November 2006, Mr. Gubin served as the controller of Crestmark of Roselawn, a skilled nursing facility located in Demotte, Indiana. From January 2002 to October 2003, Mr. Gubin served as the Indiana State Director of Budgeting of Care Centers, Inc., where he was responsible for the financial management of twelve skilled nursing facilities. From September 2000 to January 2002, he served as controller of Fairview Nursing Care Center and Adult Day Care Center, a 200-bed skilled nursing facility located in New York. From September 1999 to June 2000, he served as assistant controller of Park Terrace Care Center, a 200 bed nursing facility also located in New York. He served as Director of Operations for Yeshiva of Great Neck, New York, from October 1996 to September 1999. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder and president of the Midwest Torah Center, Inc., a not for profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010.

Seth Gillman, age 44, has been a director of the Company and OptimumBank since July 2011. Since 2005, Mr. Gillman has served as founder, administrator and managing member of Passages Hospice, LLC, a hospice care provider located in Elgin, Illinois. From 2001 to 2005, Mr. Gillman served as general counsel, director of business development, and corporate secretary to ASTA Healthcare Company, Inc., a management company for nursing home facilities located in Elgin, Illinois. From 1996 to 2001, Mr. Gillman served as legal counsel, then general counsel, of Doctors Hospital of Hyde Park, located in Chicago, Illinois, and from 1994 to 1996, as a staff attorney and legislative aid to the Chicago City Council. Mr. Gillman received his Juris Doctor from Benjamin N. Cardozo School of Law, in New York New York, and his L.L.M. in Health Law from DePaul University School of Law, in Chicago, Illinois. Mr. Gillman is licensed as an attorney and nursing home administrator in the State of Illinois.

Joel Klein, age 66, became a director of the Company and OptimumBank in February 2012. Mr. Klein has been retired since 2011. From 2006 until 2010, he served as Chief Financial Officer for Chicago-based Taxi Affiliation Services, LLC, a company that provides support services to transportation companies in five states and over twenty separate municipalities. Between 1994 and 2005, he was a vice president at The Stamford Group, Inc., a Connecticut based provider of investment and merchant banking services. Prior to his service with The Stamford Group, Mr. Klein served in various financial management capacities, including Chief Financial Officer, Controller, and Senior Accountant with various firms, including Equilease Corporation, Choice Drug Systems, Inc., The Leasing Equipment Group, Ltd., I.C. Herman & Co., Goldstein, Golub, Kessler & Co. CPA’s, and Brout, Isaacs & Co. CPA’s. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972.

Sam Borek, age 62, has served as a director of the Company since March 2004 and as a director of OptimumBank since August 2001. He also served as the Chairman of the Board of the Company between December 2009 and December 2011, and currently serves as Vice-Chairman. Mr. Borek has served since 1977 as the managing partner of the law firm of Borek & Associates P.C. in Glenview, Illinois. From 1998 to 2006, Mr. Borek served as a director, and from 2004 to 2006, as Chairman of the Board, of NCB Holdings, Inc., a bank holding company located in Chicago, Illinois. Mr. Borek received a Bachelor of Arts degree from the University of Illinois Urbana in 1972 and a Juris Doctor from the DePaul University School of Law in 1975 and has practiced law in Illinois for the past 36 years. Mr. Borek is very involved in community activities, including prior service as President of the Niles Township School Board for High School District 219, member of the Executive Board of the Niles Township Legislative Coalition, and Director of the Midwest Friends of Israel Sport Center for the Disabled and Maccabi USA Sports for Israel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that the following directors meet the standards of independence of the applicable listing standards of NASDAQ Stock Market (“NASDAQ”): Seth Gillman, Moishe Gubin and Joel Klein.

One of the directors, Sam Borek, is not considered independent. Mr. Borek served as a consultant to the Company until July 2011.

The Board of Directors Meetings and Committees

OptimumBank Holdings’ Board of Directors met 18 times during 2012. The independent directors met in executive session without management two times during 2012. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of three directors: Moishe Gubin (Chairman), Seth Gillman and Joel Klein, each of whom is independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met four times during 2012 and operates under a written charter. A copy of the current Compensation

Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance/.

In 2012, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

The Company has no formal nominating committee or nominating committee charter. Instead, the three independent members of the Board, Messrs. Gillman, Gubin and Klein perform the functions of a nominating committee. Pursuant to the Corporate Governance Guidelines adopted by the Board of Directors, the independent directors are responsible for recommending for the full Board’s selection the slate of director nominees for election.

These guidelines also provide for the independent directors to evaluate new candidates and current directors, and recommend candidates to the Board to fill vacancies occurring between annual shareholder meetings.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The independent directors in their capacity as the nominating committee held one meeting during 2012. The Board of Directors believes it is appropriate for the Company’ s independent directors, and not a separate nominating committee, to recommend nominees and evaluate candidates due to its belief that all directors should participate in the nomination process. A copy of the Company’s current Corporate Governance Guidelines can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board initially looks to nominating its existing directors for re-election to the Board as appropriate or to other Director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Board of Directors, and specifically the independent directors, will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a Director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Board, including its independent directors, will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2014 annual meeting, recommendations must be received by December 5, 2013. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules.

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Joel Klein (Chairman), Seth Gillman, and Moishe Gubin. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board has determined that each member of the Audit Committee is financially literate and independent in accordance with the more stringent NASDAQ listing standards applicable to audit committee members. The Board also has determined that Joel Klein is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met seven times during 2012. A Report from the Audit Committee is included on page 21.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the directors attended the 2012 annual meeting.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc. at 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, attention: Lisa Seltzer, Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Senior Financial Officer Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Board Leadership Structure and Role in Risk Oversight

The roles of chairman and chief executive officer of the Company have been separate since December 2011. Mr. Gubin currently serves as chairman. Prior to February 2013, Richard Browdy served as the Company’s chief executive officer. Mr. Browdy resigned in February, 2013. The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

PROPOSAL NO. 2

APPROVAL OF ISSUANCE AND SALE TO COMMON STOCK TO MOISHE GUBIN

The following discussion of the Gubin transaction is qualified by reference to the Amended and Restated Stock Purchase Agreement filed as Exhibit A to this proxy statement.

Summary of the Gubin Transaction

On March 22, 2013, the Company and Moishe Gubin entered into an amended and restated stock purchase agreement which provides for the issuance and sale of 7,333,333 shares of Company common stock, $0.01 par value, to Mr. Gubin at a price of $0.30 per share (the “Stock Purchase Agreement”). Mr. Gubin currently serves as a Chairman of the Company and the Bank.

The closing of the transactions contemplated by the Stock Purchase Agreement (the “Gubin Transaction”) is subject to certain conditions, including approval of the transaction by the shareholders of the Company, the Federal Reserve and the State of Florida Office of Financial Regulation.

If these conditions are fulfilled, the Company would receive proceeds from the transaction of $2,200,000. The agreement terminates if the conditions are not fulfilled and the closing does not occur by September 30, 2013.

The Company will also grant Mr. Gubin certain registration rights in connection with the purchase of the shares pursuant to the terms of a registration rights agreement to be entered into at the closing. Substantially all the proceeds from the Gubin Transaction will be utilized by the Company to increase the capital of the Bank.

As of March 15, 2013, the Company had 31,511,201 outstanding shares of common stock, including 2,612,143 shares that were owned by Mr. Gubin. Upon the issuance of 7,333,333 additional shares of Company’s common stock to Gubin, and assuming no other issuance of shares of Company common stock, Gubin would own approximately 9,945,476 shares of the Company’s common stock, or 25.6% of the total outstanding shares.

Why We Are Seeking Shareholder Approval

The issuance of shares in the Gubin Transaction is being submitted to the shareholders at the annual meeting to comply with the shareholder approval requirements of NASDAQ Rule 5635.

Under NASDAQ Rule 5635(b), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ (the “Change of Control Rule”). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Under NASDAQ Rule 5635(c), as interpreted by NASDAQ, companies which have securities listed on NASDAQ must also obtain shareholder approval prior to the issuance of common stock in a private offering to the Company’s executive officers, directors and their affiliates at a price less than the market value per share (the “Insider Purchase Rule”).

Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”).

The Company’s Board of Directors has submitted this Proposal No. 2 to the Company’s shareholders for approval because the Change of Control Rule, the Insider Purchase Rule and the 20% Rule would apply to issuance of the Company’s common stock in the Gubin Transaction.

The Change of Control Rule applies because the number of shares to be purchased by Mr. Gubin exceeds 20% of the outstanding shares of the Company.

The Insider Purchase Rule applies because Mr. Gubin is a director of the Company and the current closing price of the Company’s common stock is greater than the offering price of $0.30 per share in the Gubin Transaction. In this connection, the closing price on March 15, 2013, was $0.50, which is greater than the $0.30 price to be paid by Mr. Gubin.

The 20% Rule applies because the shares to be sold to Mr. Gubin exceed twenty percent (20%) of the common stock of the shares of the Company outstanding before the issuance and the current closing price of the Company’s common stock is greater than the offering price of $0.30 per share in the Gubin Transaction.

The approval sought under this Proposal No. 2 will be effective to satisfy the shareholder approval required by the Change of Control Rule, the Insider Purchase Rule and the 20% Rule. Under the NASDAQ Rule 5635, the minimum vote which will constitute shareholder approval of this Proposal No. 2 is a majority of the total votes cast on the proposal in person or by proxy at the special meeting.

Background and Reasons for the Transaction with Mr. Gubin

The principal reason for the issuance of shares under the Stock Purchase Agreement is to increase the capital of OptimumBank in order to assist it in meeting its regulatory capital requirements.

Starting in 2008 and continuing through 2012, the Bank has experienced a substantial increase in the level of its non-performing loans, with associated credit losses, as a result of the nationwide economic recession and the related collapse in real estate values in south Florida. The Company sustained net losses of $11.5 million in 2009, $8.5 million in 2010, $3.7 million in 2011 and $4.7 million in 2012. These net losses have significantly reduced shareholders’ equity and the regulatory capital ratios for the Company and the Bank.

As a result of the losses incurred by the Bank and related operating issues, on April 14, 2010 the Bank consented to the issuance of an order (the “Consent Order”) by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Florida Office of Financial Regulation. On June 22, 2010 the Company entered into a written agreement with the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Consent Order requires, among other things, that the Bank to achieve and maintain a tier 1 leverage capital ratio of at least 8.0% of the Bank’s total average assets and a total risk-based capital ratio of at least 12.0% of its total risk-weighted assets by July 14, 2012. At December 31, 2012 the Bank’s tier 1 leverage and total risk-based capital ratios were 8.12% and 11.48%, respectively. At December 31, 2012, the Bank would have needed approximately $600,000 in additional regulatory capital to meet the total risk-based capital ratio required by the Consent Order.

In order to address its declining capital levels and increased capital requirements, in July 2011, the Company commenced an offering of shares of Company’s common stock in a private placement (the “Private Placement”). The Private Placement was approved by the Company’s shareholders at a special meeting held on September 28, 2011.

The Company received approximately $12,256,000 in the Private Placement through the sale of approximately 30,639,250 shares at a price of $0.40 per share.

Mr. Gubin purchased 2,612,143 shares in the Private Placement and from other shareholders, but was unable to purchase more than 10% of the Company’s shares without obtaining regulatory approval. In response to this limitation, the Company and Mr. Gubin entered into the original Stock Purchase Agreement dated as of October 25, 2011, pursuant to which Mr. Gubin agreed to purchase 6,750,000 shares of common shares at a price of $0.40, or a total of $2,700,000. The Company and Mr. Gubin have subsequently amended this agreement on three occasions in order to provide Mr. Gubin with additional time to obtain required regulatory approvals. Although Mr. Gubin has filed the required applications with Federal Reserve and the State of Florida Office of Financial Regulation, together with several amendments, these agencies have not yet approved the applications. At the time present, neither the Company nor Mr. Gubin are able to predict when or if the applications will be approved.

On March 22, 2013, the Company and Gubin entered into an Amended and Restated Stock Purchase Agreement in order reduce the purchase price from $0.40 per share to $0.30 per share, to increase the number of shares to be purchased from 6,750,000 to 7,333,333, and to extend the outside closing date to September 30, 2013.

Reason for the Gubin Transaction

The Company is seeking to complete the Gubin Transaction in order to assist the Bank in meeting the capital requirements of the Consent Order and to increase its lending and investment portfolio.

If the $2.2 million proceeds of the Gubin Transaction had been contributed to the Bank as of December 31, 3012, the Bank’s Tier 1 leverage and total risk-based capital ratios (on a pro forma basis) would have improved to 9.60% and 13.30%, respectively.

The actual improvement in the Bank’s capital ratios after the Gubin Transaction is completed will depend on the closing date of the Gubin Transaction; the level of the Bank’s assets and liabilities at that time, the amount of the Bank’s losses between December 31, 2012 and the date of the closing, and the amount of any additional capital received from other sources.

The additional $2.2 million in capital from Mr. Gubin is expected to provide the Company and the Bank with additional working capital to implement the Bank’s business plan, including addressing non-performing loans and funding expanded lending and investment activities.

Reason for the Amended Gubin Transaction

The Board has agreed to amend the terms of the Gubin Transaction in order to reduce the price per share from $0.40 per share to $0.30 per share, and to increase the number of shares to be purchased from 6,750,000 shares to 7,333,333 shares. The Company has agreed to these changes because of the continuing losses incurred by the Company in 2012 and the decrease of the Company’s book value per share from $0.30 at December 31, 2011 to $0.22 at December 31, 2012. The Company agreed to increase the number of shares to be purchased in order to partially offset the decrease in the net proceeds of the sale to Mr. Gubin.

Transaction Documents

Stock Purchase Agreement.    The consummation of the Gubin Transaction is subject to the fulfillment of a number of conditions, including:

• Gubin obtaining the requisite regulatory approval of the Federal Reserve and the State of Florida Office of Financial Regulation; and

• The Company obtaining shareholder approval of the Gubin Transaction.

The Stock Purchase Agreement may be terminated by the Company or Gubin if the closing does not occur by September 30, 2013, but not by any party whose failure to perform any obligations under the agreement required to be performed on or prior to such date has been the cause of, or results in, the failure of the transaction to close on or before such date. The Stock Purchase Agreement contains customary representation and warranties.

Registration Rights Agreement.  Under the terms of the Stock Purchase Agreement, the Company has agreed to provide Gubin with certain limited registration rights. The Company has agreed to file a registration statement on Form S-3 as soon as practicable after the closing with respect to the shares sold to Mr. Gubin, and to use reasonable best efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended. The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information. The holder of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

Purchase Price of the Gubin Transaction

  In approving the terms of the Stock Purchase Agreement, the Board considered the fairness, from a financial point of view, the decrease in the price from $0.40 per share to $0.30 per share. The Board determined that the decrease in price was fair in light of the following factors:

—	The book value of the Company’s common stock at December 31, 2012, which was $0.22 per share, compared to $0.30 at December 31, 2011.

—	The Company’s losses of $4.7 million in 2012.

—	The Company’s need to raise capital to allow the Bank to meet the requirements of the Consent Order and implement its business plan.

—	The limited ability of the Company to obtain additional capital from other sources.

  The Board did not engage any third parties to assist the Board in its determination of the offering price due to the Company’s limited resources.

Vote Required and Recommendation of Board of Directors

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this Proposal No. 2 exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF POTENTIAL ISSUANCE AND SALE TO MR. GUBIN OF 7,333,333 SHARES OF THE COMPANY’S COMMON STOCK AT A PRICE OF $0.30 PER SHARE

PROPOSAL NO. 3

APPROVAL OF REVERSE STOCK SPLIT

Overview

The Company’s board of directors has unanimously approved a proposal to amend its articles of incorporation to implement a reverse stock split (the “Reverse Stock Split”), pursuant to which every four outstanding shares of the Company’s common stock would be combined into one outstanding share of the Company’s common stock on a record date to be established by the Company’s Board of Directors following the annual meeting.

The amendment will not change the number of authorized shares of common stock or preferred stock, or the relative voting power of the Company’s shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of the Company’s common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split would affect all of the holders of the Company’s common stock uniformly.

The Board unanimously approved and recommended seeking shareholder approval of the Reverse Stock Split on March 22, 2013.

If the shareholders approve the Reverse Stock Split, the Board will effect the Reverse Stock Split promptly after the annual meeting on a record date to be announced at least 15 days in advance.

Following the Reverse Stock Split, the number of the Company’s outstanding shares of common stock will be reduced from 31,511,201 shares to 7,877,800 shares. The Reverse Stock Split will also affect the Company’s outstanding stock options and shares of common stock issued under the Company’s Equity Incentive Plan. Under this plan, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split. The Reverse Stock Split will also affect the terms of the Gubin Transaction, with the number of shares to be purchased to be reduced from 7,333,333 shares to 1,833,333, and the purchase price to be increased from $0.30 per share to $1.20 per share.

The Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate the shares of the Company’s common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our shareholders.

There are certain risks associated with the Reverse Stock Split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, the Board believes that the benefits to the Company and its shareholders outweigh the risks and recommends that you vote to approve the Reverse Stock Split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split would be to increase the per share price of the Company’s common stock. The Board of Directors believes that effecting the Reverse Stock Split would, among other things, help the Company to:

• Meet certain continued listing requirements of NASDAQ; and

• Appeal to a broader range of investors to generate greater investor interest in the Company.

Meet Continued NASDAQ Listing Requirements.

Our common stock is listed on the NASDAQ under the symbol “OPHC.” In August 2012, the NASDAQ provided notice to the Company that the decline in the share price of the Company’s common stock had caused it to be out of compliance with one of the NASDAQ’s continued listing standards. The NASDAQ listing rules require the closing bid price of a listed company’s common stock to be at least $1.00 per share. The Company’s trading price has been below $1.00 per share since May 9, 2012. On March 15, 2013, the closing trading price was $0.50.

Under the NASDAQ’s rules, in order to regain compliance with the listing standard, the Company’s closing bid price must be at least $1.00 within six months following receipt of the non-compliance notice. Notwithstanding the foregoing, if the Company determines to remedy the non-compliance by taking action that will require shareholder approval, such as the Reverse Stock Split, the NASDAQ will continue to list the Company’s common stock pending shareholder approval by no later than its next annual meeting, and the implementation of such action promptly thereafter. The Company will regain compliance with its listing standard if the share price promptly exceeds $1.00 per share for a period of ten business days.

The Board expects that the Reverse Stock Split will increase the price of the Company’s common stock above $1.00 per share at the effective date of the reverse split. The stock price following the effective date of the stock split will depend on a variety of factors, including the Company’s operating results.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.

An increase in the Company’s stock price may make its common stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The Board believes that the Reverse Stock Split would assist the Company in addressing these issues.

Certain Risks Associated with the Reverse Stock Split

Even if the Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of the Company’s common stock will continue to be based, in part, on the Company’s performance and other factors unrelated to the number of shares outstanding.

The Reverse Stock Split will reduce the number of outstanding shares of the Company’s common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of the Company’s common stock may have a dilutive effect on the ownership of existing shareholders.

Principal Effects of the Reverse Stock Split

If the shareholders approve the Reverse Stock Split, the issued and outstanding shares of common stock would combined at a rate of one (1) share of common stock for every four (4) shares of common stock currently outstanding. The Reverse Stock Split would be effected simultaneously for all of the common stock, and the exchange ratio would be the same for all shares of common stock. The Reverse

Stock Split would affect all shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company.

The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our common stock. common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect the Company’s securities law reporting and disclosure obligations, and the Company would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of common stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of the Company’s Common Stock. By effectively condensing four pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain.

Increase in the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is necessary in order to provide the Company with the ability to raise additional funds to meet the Company’s capital requirements.

The following table contains approximate information relating to the Company’s common stock, based on share information as of March 15, 2013:

	Current Shares	Shares After Reverse Split
Authorized Common Stock	50,000,000	50,000,000
Common Stock issued and outstanding	31,511,201	7,877,800
Common Stock issuable upon exercise of outstanding stock options	27,536	6,884

Although the Reverse Stock Split would not have any dilutive effect on the Company’s shareholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by the Company’s shareholders relative to the number of shares authorized for issuance, giving the Company’s Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company and its shareholders to issue shares of the Company’s common stock to raise capital and for other purposes. If the Company’s Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split described above, the dilution to the ownership interest of the Company’s existing shareholders may be greater than would occur had the Reverse Stock Split not been effected.

Many stock issuances not involving equity compensation do not require shareholder approval, and the Company’s Board generally seeks approval of the Company’s shareholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of the Company’s Common Stock. The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise or conversion of the Company’s outstanding stock options in proportion to the Reverse Stock Split ratio. Additionally, the exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under the Company’s Equity Incentive Plan.    In connection with any reverse split, the Company’s Board would also make a corresponding reduction in the number of shares available with respect to options granted under the Company’s Equity Incentive Plan so as to avoid the effect of increasing the value of options previously granted.

Authorized Shares of Common Stock. The Reverse Stock Split will not change the number of authorized shares of common stock but will increase the number of authorized shares available for future issuance from 18,488,799 shares to 42,122,200 shares. These additional shares would be available for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company and to address its capital requirements. As a result, the Company’s current number of authorized shares of common stock may enable the Company to better meet its future business needs.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s shareholders, the Company’s Board will promptly establish the record date for the Reverse Stock Split.

The Company would then file a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of the State of Florida at such time as the Company’s Board of Directors had determined as the appropriate effective time for the Reverse Stock Split to effect the reverse split. The articles of amendment would add a new provision providing that holders of the Company’s common stock immediately prior to the filing of the amendment will receive one share of common stock for each four shares held on the record date selected by the Board. A copy of the proposed amendment is attached to this proxy statement as Exhibit B and is considered a part of this proxy statement.

For example, if a shareholder presently holds 100 shares of the Company’s common stock, he or she would hold 25 shares of common stock following the Reverse Stock Split.

Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, shareholders would be notified that the reverse stock split had been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat common stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.”

However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank,

broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of the Company’s registered holders of common stock may hold some or all of their shares electronically in book-entry form with the Company’s transfer agent, Continental Stock Transfer. These shareholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with the Company’s transfer agent, no action needs to be taken to receive post reverse stock split shares. If a shareholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Certificated Shares

Upon the Reverse Stock Split, the Company’s transfer agent will act as the Company’s exchange agent and assist holders of common stock in implementing the exchange of their certificates.

Commencing on the effective date of the Reverse Stock Split, shareholders holding shares in certificated form will be sent a transmittal letter by the Company’s transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-Reverse Stock Split common stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by the Company’s transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the Reverse Stock Split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next largest whole number, such that, in lieu of fractional shares, each shareholder who otherwise would be entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive the next largest whole number of shares of Common Stock.

Accounting Matters

The par value of the Company’s common stock would remain unchanged at $0.01 per share, if the Reverse Stock Split is effected.

The Company’s shareholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.01 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of shareholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of the Company’s common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board and the Company’s shareholders.

No Appraisal Rights

The Company’s shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to shareholders that hold shares of common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company.  The Company believes that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, the Company should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect the Company’s ability to utilize the Company’s net operating loss carryforwards.

Tax Consequences to Shareholders.  Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split. Each shareholder’s aggregate tax basis in the common stock received in the Reverse Stock Split, should equal the shareholder’s aggregate tax basis in the common stock exchanged in the Reverse Stock Split. In addition, each shareholder’s holding period for the common stock it receives in the Reverse Stock Split should include the shareholder’s holding period for the common stock exchanged in the Reverse Stock Split.

Interests of Directors and Executive Officers

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Stock Split except to the extent of their ownership of shares of the Company’s common stock. The approval of the Reverse Stock Split will not affect the proposed sale of shares to Moishe Gubin because the Company has a sufficient number of authorized shares to complete this transaction regardless of whether the Reverse Stock Split is approved.

Vote Required; Recommendation of Company Board of Directors

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this Proposal No. 3 exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE 4 FOR 1 REVERSE STOCK SPLIT.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith PA (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2013, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Hacker Johnson as the Company’s independent auditor for the current fiscal year.

The Board of Directors recommends a vote FOR the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2012 with Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith PA, communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith PA has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith PA, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and selected Hacker, Johnson & Smith PA as the Company’s independent auditor for 2013.

AUDIT COMMITTEE

Joel Klein, Chair

Seth Gillman

Moishe Gubin

INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith PA (“Hacker Johnson”), the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2012.

Audit and Tax Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith PA for professional services rendered for the years ended December 31, 2012 and 2011:

Fee Category	2012 Fees	2011 Fees

Audit Fees	$63,000	$59,000

Tax Fees	$7,000	$7,000

Total Fees	$70,000	$66,000

Audit Fees.   Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, PA in connection with statutory and regulatory filings or engagements.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

Pre-approved Services.  Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith PA, independent public auditors for the Company for 2012 and the current year, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

EXECUTIVE OFFICERS

In February 2013, the Company’s only executive officer, Richard Browdy, resigned as the Company’s Chief Executive Officer and Chief Financial Officer. The Board of Directors has subsequently appointed Jeffry Wagner to serve as Chief Financial Officer of Company, subject to the receipt of required regulatory approvals. The Board is reviewing potential candidates to serve as Chief Executive Officer of the Company. In the interim, Thomas Procelli, the Bank’s Chief Operating Officer and Executive Vice President, has been performing the functions of the Company’s principal executive officer and principal financial officer.

As of March 15, 2013, the executive officers of the Bank were Thomas A. Procelli, Executive Vice President and Chief Operating Officer, and Jeff Cannon, Executive Vice President and Chief Lending Officer. The Board of the Bank has also appointed two additional executive officers whose appointment is subject to regulatory approval. These officers are Timothy Terry, who will serve as President and Chief Executive Officer of the Bank and Jeffry Wagner, who will serve as Chief Financial Officer of the Bank. Until regulatory approval is received, Mr. Procelli has been performing the functions of the Bank’s principal executive officer and principal financial officer.

The background of these executive officers is set forth below.

Timothy Terry, age 57, was appointed President and Chief Executive Officer of the Bank in February 2013, subject to the receipt of regulatory approval. Mr. Terry has been in banking for 34 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

Jeffry Wagner, age 58, was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank in March 2013, subject to the receipt of regulatory approval. Mr. Wagner has been in banking for 33 years and most recently served as CFO at Florida Business Bank in Melbourne Florida. During the 20 year period from 1980 to 2002, Mr. Wagner worked at Huntington Bank, eventually rising to SVP and Director of Profitability and Analysis at the Holding Company level. Mr. Wagner’s experience includes: mergers and acquisitions, strategic planning and corporate restructuring. He also developed Huntington’s integrated CRM solution. Mr. Wagner received his BSBA degree in Finance and International Business from Bowling Green State University. He is an officer and trustee, and past treasurer, of the Reeves Foundation. The Reeves Foundation is one of the largest private foundations in Ohio. Mr. Wagner has been a frequent speaker at conferences covering customer profitably, and appeared in numerous trade publications along with the Wall Street Journal on topics related to finance and technology.

Thomas A. Procelli, age 58, has served as the Executive Vice President and Chief Operating Officer of OptimumBank since its inception in October 2000 and as a director of OptimumBank since October 2012. Mr. Procelli has been in banking for 34 years and has a diverse background in operations, information systems, compliance and audit. Prior to his service with OptimumBank, he was Executive Vice President and Operations Officer for Enterprise National Bank of Palm Beach, located in Palm Beach Gardens, Florida, from March 1998 to August, 2000. Responsibilities included back office operations, information technology, and regulatory compliance. From 1997 to 1998, Mr. Procelli worked as a project manager for Fiserv - Mortgage Products Division of Fort Lauderdale, Florida and as an independent consultant for BankUnited, FSB of Coral Gables, Florida. From 1992 to 1996, Mr. Procelli served as Director of Data Processing for Suncoast Savings and Loan Association of Hollywood, Florida. In 1991, Mr. Procelli worked as a contingency planning consultant for Consolidated Bank located in Hialeah, Florida. During the ten year period of 1980 to 1990, Mr. Procelli was employed nine years with American Savings and Loan Association, FSB, of Miami, Florida, serving finally as Vice President of Corporate Development after managing several other departments, including Office Automation, Methods and Analysis, and Information Systems Auditing. In 1985, Mr. Procelli served as the Manager of the Computer Audit Assistance Group for the West Palm Beach, Florida office of the public accounting firm of Coopers & Lybrand. Prior to 1980, Mr. Procelli held auditing positions at Intercontinental Bank, Miami Beach, Florida; European American Bank, New York; and, National Westminster Bank USA, New York. Mr. Procelli received his MBA in finance in 1979 and his BBA degree in accounting in 1976 from Hofstra University located in Hempstead, New York.

Jeff Cannon, age 52, joined OptimumBank in May 2012 as Executive Vice President, Chief Lending Officer. Mr. Cannon is a highly experienced lender with 25 years of experience in the South Florida market. He has a proven track record in generating and maintaining strong client relationships in loan and deposit production, as well as successfully managing professional and administrative staff. He previously served as Executive Vice President - Commercial Banking Executive for CNL Bank in South Florida, and held senior lending positions at Regions Bank, Southtrust Bank N.A., First Union National Bank and Barnett Bank. Mr. Cannon received his BSBA degree in finance and real estate from Washington University located in St. Louis, Missouri and his MBA in finance from Florida Atlantic University located in Boca Raton, Florida. He is Series 79 and 63 Investment Banking and Florida Real Estate Sales Associate licensed.

EXECUTIVE COMPENSATION

The following table shows the compensation paid by the Company for 2012 and 2011 to its executive officers whose total compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	All Other Compensation($)(1)		Total Compensation ($)
Richard L. Browdy(2)	2011	189,000	(1)	0	6,716	(3)	195,716
President and Chief	2012	189,000	(1)	0	2,500	(3)	191,500
Financial Officer

Thomas A. Procelli	2011	144,200		0	3,425	0	147,625
Executive Vice President,	2012	144,200		0	0	0	144,200
OptimumBank

Jeffrey Cannon	2011	—		—	—	—	—
Executive Vice President,	2012	107,100		0	0	0	107,100
OptimumBank

(1)   Amounts included in this column include simple IRA plan matching contributions made by Company to executives’ accounts as follows: for Mr. Browdy, $3,308 in 2011 and $0 in 2012; for Mr. Procelli, $3,425 in 2011 and $0 in 2012 The Company no longer matches the first 3% of the salary contributed by each Company employee to the plan each year.

(2)   Mr. Browdy resigned in February 2013.

(3)   Includes reimbursement of life insurance premiums of $824 in 2011, $2,584 for the employee’s personal use of a company-owned automobile in 2011, and $2,500 for an automobile allowance in 2012.

Stock Options

No stock options were granted to any of the executive officers in 2012.

The following table sets forth certain information about the stock options held by the Company’s three executive officers at December 31, 2012.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options at 12/31/12 (#) Exercisable	Number of Securities Underlying Unexercised Options at 12/31/12 (#) Unexercisable	Option Exercise Price($)	Option Expiration Date

Richard Browdy	6/30/04	7,597	0	36.28	6/29/14
	12/29/05	6,077	0	36.28	12/28/15

Thomas Procelli	6/30/04	1,519	0	36.28	6/29/14
	12/29/05	1,519	0	36.28	12/28/15

Jeffrey Cannon	—	—	—	—	—

Director Compensation

Each non-executive director receives compensation for serving on the Board of Directors and committees of the Board. The Chairman receives $1,500 for each Board meeting attended, and all other directors receive $1,000 for each Board meeting attended. These amounts are payable 25% in cash, and 75% in shares of the Company’s common stock (based on the fair market value on the date of grant). For Audit Committee meetings, the Chairman receives compensation of $250 for each meeting attended, and the members receive $200, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant). For Compensation Committee meetings, the Chairman receives compensation of $125 for each meeting attended and the other members receive $100, all of which are payable in shares of the Company’s common stock (based on the fair market value on the date of grant.

•	Director Compensation Table For 2012

Name	Cash Compensation($)	Stock Awards($)(1)	All Other Compensation	Total($)

Sam Borek	2,750	6,003		8,753
Wendy Mitchler	2,000	0		2,000
Robert Acri	2,000	0		0
Seth Gillman	2,750	7,104		9,854
Moishe Gubin	4,500	11,503		16,003
Joel Klein	1,500	3,200		4,700

(1)  The amounts in this column represent the fair value of the stock grants made to the directors in payment of a portion of their directors’ fees in 2012.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2012 were made on a timely basis, except for the following filings:

•  A late Form 4 filing for director Seth Gillman in connection with Mr. Gillman’s purchase of shares from the Company in March 2012.

•    A late Form 3 filing for executive officer Jeffery Cannon upon his appointment as an executive officer of the Company in May 2012.

•    A late Form 3 filing for director Joel Klein upon his appointment as a director of the Company in June 2012, and a late Form 4 filing in connection with his purchase of shares from the Company in July 2012.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of March 15, 2013, for:

•	each of the Company’s directors and executive officers;

•	all of the Company’s directors and executive officers as a group; and

•	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

The following amounts are prior to the proposed Reverse Stock Split.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Class(1)
Directors and Executive Officers

Moishe Gubin, Chairman of the Board	2,612,143	(2)	8.3%
Sam Borek, Vice Chairman of the Board	2,053,553	(3)	6.5%
Seth Gillman, Director	1,176,692		3.7%
Joel Klein, Director	508,761		1.6%
Thomas A. Procelli, Executive Vice President	7,141	(4)	*
Jeff Cannon, Executive Vice President	0

All directors and executive officers as a group (6 persons)	6,358,290	(5)	20.2%

Other Greater than 5% Shareholders
A&F Realty 2722 Tucker Drive, South Bend, IN 46624	3,105,000		9.9%
Ari Haas 6028 N. Monticello Chicago, IL 60659	3,000,000		9.5%
*	Less than 1%
**	The address of each of the Company’s directors and executive officers is OptimumBank Holdings, Inc., 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

(1)  Based on 31,511,201 shares of common stock outstanding on March 15, 2013.

(2)  Mr. Gubin and the Company have entered into an Stock Purchase Agreement, pursuant to which he has agreed to purchase 7,333,333 shares, subject to shareholder and regulatory approval. See Proposal No. 2 for additional information on this purchase.

(3)  Includes 3,038 shares that Mr. Borek is entitled to purchase under outstanding options.

(4)  Includes 3,038 shares that Mr. Procelli is entitled to purchase under outstanding options.

(5)  Includes 6,076 shares that may be purchased under outstanding options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are transactions since January 1, 2010, or proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

Three entities related to Moishe Gubin and one entity related to Sam Borek, who are current directors of the Company and the Bank, have loans outstanding from the Bank.

Legal Services From Wendy Mitchler

During 2011 and 2012, the Company retained Wendy Mitchler, Attorney At Law, as general counsel to the Company. Ms. Mitchler served as a director of the Company from 2000 until 2012. During 2012 and 2011, the Company paid Ms. Mitchler’s firm approximately $109,000 and $153,000, respectively, for legal services.

Employment of Michel Vogel

Michel Vogel, who is the son-in-law of Richard Browdy, the Company’s former President and director, is employed by the Bank as Vice President, Lending, and Senior Credit Officer. He was paid approximately $135,000 per year for his services during 2012 and 2011.

Consulting Services from Sam Borek

From December 2009 through July 2011, the Company paid Sam Borek, Vice-Chairman of the Board, a monthly consulting fee in consideration of Mr. Borek’s assumption of increased responsibilities due to the former Chief Executive Officer’s retirement in November 2009 with no other individual assuming that position. Amounts paid as consulting fees to Mr. Borek in 2011 were $91,000.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of the Company expected to be held in April 2014, must be in writing and received by the Corporate Secretary of OptimumBank Holdings, Inc. at its main offices, 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, no later than December 31, 2013. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

    Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. requests should be sent to OptimumBank Holdings, Inc., Attn: Lisa Seltzer, 2477 East Commercial Boulevard, Fort Lauderdale, fl 33308. Our proxy statement, annual reports on form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

EXHIBIT A

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

OPTIMUMBANK HOLDINGS, INC.

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 22, 2013 by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and MOISHE GUBIN (the “Investor”).

RECITALS

A.        The Company and the Investor have previously entered into a Stock Purchase Agreement dates as of October 25, 2011 (as amended, the “Original Purchase Agreement”), pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, 6,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $0.40 per Share (the “Per Share Price”).

B.        The Company and the Investor have agreed amend and restate the terms of the Original Purchase Agreement in order to reduce the purchase price from $0.40 per share to $0.30 per share, to increase the number of shares to be purchased from 6,750,000 to 7,333,333, and to extend the outside closing date to September 30, 2013.

C.        The Board of Directors of the Company (the “Company Board”) has deemed it in the best interests of the Company and its shareholders that the Company to amend and restate the terms of the Original Purchase Agreement on the terms set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree amend and restate the terms of the Original Purchase Agreement in its entirety as follows:

1.	Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained herein, the Company agrees to sell to the Investor, and the Investor irrevocably agree to purchase from the Company, 7,333,333 shares of the common stock (the “Common Stock”) of the Company (the “Shares”) at the price of $0.30 per Share (the “Transaction”).

2.	Closing.

2.1	Closing.

(a)        The closing of the sale to the Investor, and the purchase by the Investor, of the Shares (the “Closing”) shall occur on the second business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of the Company located at 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(b)        Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing, at the Closing,

    (i)        the Company will deliver to the Investor a certificate representing the number of Shares to be issued; and

    (ii)        the Investor will pay the $2,200,000 for the Shares to the Company.

3.	Conditions Precedent to The Investor’s Obligations.

3.1        Conditions Precedent The Investor’s obligation to purchase the Shares is subject to the fulfillment (or waiver by the Investor), prior to or at the time of the Closing, of the following conditions:

    (a)        Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated by this Agreement.

    (b)        Performance.  The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

    (c)        Approvals.  The Investor shall have obtained all consents and approvals of all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the purchase of the Shares, each of which shall have been obtained without the imposition of any terms or conditions deemed to be unacceptable to the Investor.

4.	Conditions Precedent to the Company’s Obligations.

4.1        Conditions Precedent.  The obligations of the Company to issue the Shares to the Investor will be subject to the fulfillment (or waiver by the Company) prior to or at the time of the Closing, of the following conditions:

    (a)        Representations and Warranties.  The representations and warranties made by the Investor in this Agreement shall be true and correct when made and at the time of the Closing.

    (b)        Performance.  The Investor shall have duly performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Investor prior to or at the time of the Closing.

    (c)        Approvals.  The Investor shall have obtained all consents and approvals of all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the purchase of the Shares, and the Company shall have obtained all consents and approvals of its shareholders, all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the sale of the Shares, each of which shall have been obtained without the imposition of any terms or conditions deemed to be unacceptable to the Company.

4.2        Non-Fulfillment of Conditions.  If any of the conditions specified in Section 4.1 shall not have been fulfilled by the Expiration Date, the Company shall, at the Company’s election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

5.	Representations and Warranties of the Company.

5.1        Representations and Warranties.  The Company represents and warrants that:

    (a)        Formation and Standing.  The Company is duly formed and validly existing as a corporation under the laws of the State of Florida and, subject to applicable law, has all requisite power and authority to carry on its business as now conducted.

    (b)        Authorization of Agreement, etc.  Subject to the receipt of the approvals described in Section 4.1(c), the execution and delivery of this Agreement has been authorized by all necessary action on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    (c)        Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any material agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

    (d)        Offer of Shares.  Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the issuance and sale of the Shares to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

5.2        Survival of Representations and Warranties.  All representations and warranties made by the Company in Section 5.1 shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on the Investor’s behalf and the issue and sale of Shares.

6.	Representations and Warranties of the Purchaser.

6.1        Representations and Warranties.  The Investor represent and warrant to the Company that each of the following statements is true and correct as of the Closing Date:

    (a)        Accuracy of Information.  All of the information provided by the Investor pursuant to this Agreement is true, correct and complete in all respects. Any other information the Investor have provided to the Company about the Investor is correct and complete as of the date of this Agreement.

    (b)        Access to Information.  The Investor acknowledges that he is a director of the Company and has had an opportunity to ask questions of, and receive answers from, the Company or any of its management concerning the terms and conditions of the Company, and to obtain any other information which the Investor requested with respect to the Company and the Investor’s investment in the Company.

    (c)        Investment Representation and Warranty.  The Investor is acquiring the Shares for the Investor’s own account. The Investor hereby agrees that the Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and any applicable state or other securities laws.

    (d)        Representation of Investment Experience and Ability to Bear Risk.  The Investor (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Shares and of the business contemplated by the Company and are capable of evaluating the risks and merits of purchasing Shares and, in making a decision to proceed with this investment, have not relied upon any representations, warranties or agreements, other than those set forth in this Agreement and the Offering Memorandum, and (ii) can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

    (e)        Accredited Investor.  The Investor are an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by reason of the fact that the Investor is: (i) a director of the Company, and (ii) a natural person whose individual net worth exceeds $1,000,000 (excluding the Investor’s primary residence).

    (f)        Suitability.  The Investor has evaluated the risks involved in investing in the Shares and has determined that the Shares are a suitable investment for the Investor. Specifically, the aggregate amount of the investments the Investor have in, and the Investor’s commitments to, all similar investments that are illiquid is reasonable in relation to the Investor’s net worth, both before and after the purchase of the Shares pursuant to this Agreement.

    (g)        Transfers and Transferability.

        (i)        The Investor understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. The Investor also understands that, except as provided in the Registration Rights Agreement between the Investor and the Company, the Company does not have any obligation or intention to register the Shares for sale under the Securities Act, any state securities laws or of supplying the information which may be necessary to enable the Investor to sell Shares; and that the Investor have no right to require the registration of the Shares under the Securities Act, any state securities laws or other applicable securities regulations.

        (ii)        The Investor has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Shares for which the Investor hereby subscribes (in whole or in part); and the Investor have no present plans to enter into any such contract, undertaking, agreement or arrangement.

    (h)        Residence.  The Investor maintain the Investor’s domicile at the address shown in the signature page of this Agreement and the Investor are not merely transient or temporarily resident there.

    (i)        Awareness of Risks.  The Investor represent and warrant that the Investor are aware that the shares involve a substantial degree of risk of loss.

    (j)        Power, Authority; Valid Agreement.  (i) The Investor have all requisite power and authority to execute, deliver and perform the Investor’s obligations under this Agreement and to purchase the Investor’s Shares; (ii) the Investor’s execution of this Agreement has been authorized by all necessary corporate or other action on the Investor’s behalf; and (iii) this Agreement is valid, binding and enforceable against the Investor in accordance with its terms.

    (k)        No Conflict; No Violation.  The execution and delivery of this Agreement by the Investor and the performance of the Investor’s duties and obligations hereunder and thereunder (i) do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing; or (iii) do not violate any statute, regulation, law, order, writ, injunction or decree to which the Investor or any of the Investor’s affiliates is subject.

    (l)        No Default.  The Investor are not (i) in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Agreement, (B) any provision of any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to the Investor, (C) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject, or (ii) in violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to the Investor or any of the Investor’s affiliates.

    (m)        No Litigation.  There is no litigation, investigation or other proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any of the Investor’s affiliates which, if adversely determined, would adversely affect the Investor’s business or financial condition or the Investor’s ability to perform the Investor’s obligations under this Agreement.

    (n)        Consents.  No consent, approval or authorization of, or filing, registration or qualification with, any court or Governmental Authority on the Investor’s part is required for the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations and duties hereunder or thereunder.

    (o)        Representations and Warranties by Purchaser under USA PATRIOT Act.  [Purchasers should check the OFAC website at <http://www.treas.gov/ofac> before making the following representations].

        (i)        The Investor represents that the amounts to be contributed by the Investor to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

        (ii)        The Investor hereby represents and warrants that, to the best of the Investor’s knowledge: (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor are a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor are acting as agent or nominee in connection with this investment are not a country, territory, individual or entity named on an OFAC list or a person or entity prohibited under the OFAC Programs.

        (iii)        The Investor represents and warrants that, to the best of the Investor’s knowledge, (i) the Investor; (ii) any person controlling or controlled by the Investor; (iii) if the Investor are a privately held entity, any person having a beneficial interest in the Investor; or (iv) any person for whom the Investor are acting as agent or nominee in connection with this investment are not a senior

1    These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

6.2        Survival of Representations and Warranties.  All representations and warranties made by the Investor in Section 6.1 of this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of Shares.

6.3        Indemnification.  The Investor hereby agree to indemnify the Company and any affiliates and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorney’s fees (collectively, a “Loss”) due to or arising out of a breach or representation, warranty or agreement by the Investor, whether contained in this Agreement or any other document provided by the Investor to the Company in connection with the Investor’s investment in the Shares. The Investor hereby agrees to indemnify the Company and any affiliates and to hold them harmless against all Loss arising out of the sale or distribution of the Shares by the Investor in violation of the Securities Act or other applicable law or any misrepresentation or breach by the Investor with respect to the matters set forth in this Agreement. In addition, the Investor agrees to indemnify the Company and any affiliates and to hold such Persons harmless from and against, any and all Loss, to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by the Investor with respect to the matters about which representations and warranties are required by the terms of this Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Agreement, the Investor does not waive any right granted to the Investor under any applicable state securities law.

7.	Filings; Other Actions.

(a)        The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the Transaction contemplated by this Agreement, and to perform the covenants contemplated by this Agreement.

(b)        Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such Transaction or to evidence such events or matters. In particular, the Investor will use the Investor’s reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by the Investor to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of,

2     A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3    “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4    A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

filings with, the Federal Reserve Board and the Florida Office of Financial Regulation, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from any other regulatory authorities, for the Transaction contemplated by this Agreement.

    (c)        The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transaction to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable.

    (d)        Each party agrees to keep the other party apprised of the status of matters referred to in this Section 9. The Investor shall promptly furnish the Company, and the Company shall promptly furnish the Investor, to the extent permitted by applicable law, with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the Transaction contemplated by this Agreement.

8.	Certain Agreements and Acknowledgments of the Purchaser.

8.1        Agreements.  The Investor understand, agree and acknowledge that:

    (a)        No Recommendation.  No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

    (b)        No Disposition.  The Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions and any applicable state or other securities laws.

    (c)        Update Information.  If there should be any change in the information provided by the Investor to the Company (whether pursuant to this Agreement or otherwise) prior to the Investor’s purchase of the Shares, the Investor will immediately furnish such revised or corrected information to the Company.

9.         Registration Rights.  After the Closing, the Company shall provide the Investor with the registration rights set forth in Exhibit A to this Agreement.

10.	Termination.

10.1        Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transaction contemplated hereby may be abandoned prior to the Closing:

    (a)        by mutual written consent of the Investor and the Company; or

    (b)        by any party hereto, if the Closing shall not have occurred by September 30, 2013, provided, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the Transaction to have become effective on or before such date.

10.2        Effect of Termination.  In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall terminate, without any liability on the part of any party or its shareholders, partners, members, affiliates, directors, officers or agents); provided that no party shall be relieved or released from any liability or damages arising from any fraud or intentional breach of this Agreement.

11.	General Contractual Matters.

11.1        Amendments and Waivers.  This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor and the Company.

11.2        Assignment.  The Investor agrees that neither this Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

11.3        Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier, or when mailed, first-class postage prepaid, (a) if to the Investor, to the Investor at the address or telecopy number at 150 Fencl Lane, Hillside, IL 60162, or to such other address or telecopy number as the Investor shall have furnished to the Company in writing, and (b) if to the Company, to 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or to such other address or addresses, as the Company shall have furnished to the Investor in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

11.4        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR “BLUE SKY” LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

11.5        Arbitration.  Any dispute or controversy arising out of or in relation to this Stock Purchase Agreement shall be determined by binding arbitration in Ft. Lauderdale, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence, legal counsel and travel expense.

11.6        Descriptive Headings.  The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

11.7        Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

11.8        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:	Moishe Gubin

Name: Moishe Gubin

Title: Chairman

INVESTOR:

/s/ Moishe Gubin

Moishe Gubin

EXHIBIT B

PROPOSED ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

OPTIMUMBANK HOLDINGS, INC.

OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Articles of Incorporation, pursuant to the provisions of the Florida Business Corporation Act (the “Act”):

1.      Amendment.  Paragraph (a) of Article III is hereby deleted in its entirety and replaced with the following (the “Amendment”):

“(a)      The aggregate number of shares of stock of all classes that the corporation shall have authority to issue is 56,000,000 shares, of which 50,000,000 shares shall be common stock, $.01 par value per share (“Common Stock”), and of which 6,000,000 shares shall be preferred stock, no par value (“Preferred Stock”).

On the close of business on the date these Articles of Amendment are filed with the Florida Department of State (the “Effective Time”), each four (4) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof or the Corporation, be combined and converted into one (1) share of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next largest whole number, such that, in lieu of fractional shares, each shareholder who otherwise would be entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive the next largest whole number of shares of Common Stock.”

2.      Approval of Amendment.  The Amendment was approved and adopted by all of the directors of Company at a meeting duly called and held on March 22, 2013 and by the holders of a majority of the outstanding Common Stock of the Company at a meeting duly called and held on April 30, 2013. The holders of the Common Stock are the only voting group entitled to vote on the Amendment, and the approval of the Amendment by the holders of a majority of the common stock was sufficient to approve the Amendment under the Act and the Company’s Articles of Incorporation and Bylaws.

3.      Effective Date of Amendment.  The Amendment shall become effective on the date these Articles of Amendment are filed with the Department of State of the State of Florida.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this [  ] day of [                    ], 2013.

OPTIMUMBANK HOLDINGS, INC.

By:

Name:

Title:

OPTIMUMBANK HOLDINGS, INC.

As a shareholder of OptimumBank Holdings, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2013.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone: Call 1 (866) 894-0537		Vote Your Proxy by mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.’S BOARD OF DIRECTORS.

Please mark your votes like this: ☒

1. To elect four directors:	FOR: ☐	WITHHOLD: ☐	FOR ALL: ☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
NOMINEES: 01 Moishe Gubin, 02 Sam Borek, 03 Seth Gillman, 04 Joel Klein

2. To approve the sale of 7,333,333 shares of the Company’s common stock at a price of $0.30 per share to Moishe Gubin	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

3. To approve a reverse 4	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

for 1 stock split.

5. To ratify the appointment of Hacker, Johnson & Smith PA as independent auditor	FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER

Signature	Signature	Date	____________, 2013.

IMPORTANT–PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

OPTIMUMBANK HOLDINGS, INC.

PROXY

FOR 2013 ANNUAL MEETING OF THE SHAREHOLDERS

April 30, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MOISHE GUBIN and SAM BOREK, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 30, 2013, at 10:00 a.m. or at any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)